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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 August 7, 2000


                                FNB CORPORATION
             (Exact Name of Registrant as Specified in Its Chapter)



           Virginia                                  000-24141                            54-1791618
(State of other jurisdiction of               (Commission File Number)           (I.R.S. Employer Identification
 incorporation or organization)                                                               No.)


                           _________________________

                                105 Arbor Drive
                        Christiansburg, Virginia  24068
                    (Address of principal executive offices)
                        (Registrant's telephone number,
                     including area code):   (540-382-4951)


                           _________________________

         (Former name or former address, if changed since last report)
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Item 5.  Other Events

(a) As explained in the attached press release, FNB Corporation and SWVA Bancshares, Inc. announced on August 8, 2000 that they have entered into an Agreement and Plan of Merger. Under the terms of the agreement, shareholders of SWVA will receive consideration valued at $20.25 for each share of SWVA common stock, in the form of cash, stock of FNB or a combination of cash and stock at each SWVA shareholder's election. The cash portion of the consideration, however, will be limited to 20% of the total consideration paid. For those SWVA shares which are converted into FNB shares, the number of FNB shares issued will be determined by dividing $20.25 by the average closing price of FNB shares for the 30 trading days ending 10 days prior to closing, but in no case will FNB be require to issue more than 1.324 shares or will SWVA be required to accept less than
     1.083 shares for each share of SWVA stock. The transaction will be structured as a tax-free reorganization to the extent of the shares exchanged and accounted for under the purchase method of accounting. The merger is subject to approval by the shareholders of SWVA and bank regulators and other standard conditions for transactions of this nature. The companies anticipate closing the transaction in the fourth quarter of 2000 or first quarter of 2001.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FNB CORPORATION,
                              REGISTRANT



Date:  August 11, 2000        By:  /s/  J. Daniel Hardy, Jr.
                                 ---------------------------
                                 J. Daniel Hardy, Jr.
                                 President and Chief Executive Officer